Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of MonsterDaata.com, Inc.

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form SB-2 No.333-93511) and to the inclusion of our report dated May 28, 1999 with respect to the financial statements for the years ended December 31, 1998 and 1997.


/s/ Marcum & Kliegman LLP
-------------------------

Marcum & Kliegman LLP
New York, NY
January 11, 2000